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Exhibit 3.87

CERTIFICATE OF INCORPORATION

OF

CASCADES USA, INC.

* * * * * *

        1.     The name of the corporation is

            CASCADES USA, INC.

        2.     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3.     The nature of the business or purposes to be conducted or promoted is:

          To engage in any manufacturing, mercantile, or trading business or businesses of any kind, and to do all things incidental thereto; to maintain and operate properties and facilities for the production and sale of any articles of commerce and to purchase or otherwise acquire, own, mortgage, pledge, create security interest in, sell, assign, and transfer or otherwise dispose of, invest, trade and deal in goods, wares, and merchandise, and real and personal property, of every class and description. More particularly, but without limiting the generality of the foregoing, to manufacture, produce, prepare, finish, buy, sell, trade, and deal in any and all kinds of wood pulp, pulp, paper and other cellulose fiber products, and any and all products and by-products of such manufacture; to manufacture, produce, prepare, buy, sell, and trade and deal in any and all materials, chemicals, and other substances which now or hereafter may be used, or conveniently manufactured or dealt in, in connection with the manufacturer or use of wood pulp, pulp, paper and other cellulose fiber products; to manufacture, produce, prepare, process, convert, coat, laminate, print, lithograph, finish, buy, sell, trade, and deal in any and all types of packaging materials, packages, bags, envelopes, pouches, and other containers, whether or not the same are made of or utilized or incorporate wood pulp, pulp, paper, or cellulose fiber products; and to manufacture, produce, buy, sell, trade, and deal in synthetics, chemicals, and other substance.

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4.     The total number of shares of stock which the corporation shall have authority to issue is three thousand (3,000); all of such shares shall be without par value.

        The holders of common stock shall, upon the issue or sale of shares of stock of any class (whether now or hereafter authorized) or any securities convertible into such stock, have the right, during such period of time and on such conditions as the board of directors shall prescribe, to subscribe to and purchase such shares or securities in proportion to their respective holdings of common stock, at such price or prices as the board of directors may from time to time fix and as may be permitted by law.

        5.     The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
E. A. Jensen	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801
M. A. Brzoska	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801
L. J. Vitalo	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

        6.     The corporation is to have perpetual existence.

        7.     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

        8.     Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

        Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

        9.     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        10.   A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

        WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of

Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 4th day of April, 1990.

E. A. Jensen E. A. Jensen
M. A. Brzoska M. A. Brzoska
L. J. Vitalo L. J. Vitalo

        Received for Record

                April 6th, A.D. 1990.

                        William M. Honey, Recorder.

STATE OF DELAWARE	:
	:	SS.:
NEW CASTLE COUNTY	:

                              Recorded in the Recorder's Office at Wilmington,

                      Vol.      Page       &c., the 6th day of April, A. D. 1990.

                              Witness my hand and official seal.

William M. Honey Recorder.

Recorders Office
New Castle Co. Del.
Mercy Justice

[LETTERHEAD]

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CASCADES USA, INC.", CHANGING ITS NAME FROM "CASCADES USA, INC." TO "PAPERBOARD U.S. HOLDINGS, INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF FEBRUARY, A.D. 1997, AT 3 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

Edward J. Freel, Secretary of State
AUTHENTICATION:
DATE:

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CASCADES USA, INC.

It is hereby certified that:

        1.     The name of the corporation (hereinafter called the "corporation"), as originally incorporated on April 4, 1990, was Cascades USA, Inc.

        2.     The certificate of incorporation of the corporation is hereby amended as follows:

          a.     Article 1 is hereby amended and restated in its entirety as follows:

      "1. The name of the corporation is PAPERBOARD U.S. HOLDINGS, INC."

          b.     Article 3 is hereby amended and restated in its entirety as follows:

      "3. The nature of the business and the purposes to be conducted and promoted by the corporation in the State of Delaware shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware."

          c.     Article 4 is hereby amended and restated in its entirety as follows:

      "4. The total number of shares of stock which the corporation shall have the authority to issue is three thousand (3,000). All of such shares shall be without par value."

          d.     Article 10 is hereby amended and restated in its entirety as follows:

      "10. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware, as the same may be amended, supplemented and/or superseded, including without limitation the provisions of paragraph (7) of subsection (b) of § 102 therein."

          e.     The following new Article 11 is hereby inserted immediately following Article 10:

      "11. The corporation shall, to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware, as the same may be amended, supplemented and/or superseded, including without limitation the provisions of § 145 therein, indemnify any and all persons whom it shall have power to indemnify under such provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person."

        3.     The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

Signed on February 4, 1997.

Signature:
Cam Gentile, Vice President, Operations

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF PAPERBOARD U.S. HOLDINGS, INC.
REGARDING CORPORATE NAME CHANGE

        First:    That at a meeting of the Board of Directors of PAPERBOARD U.S. HOLDINGS, INC. (the "Corporation") resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

  Resolved, that the Certificate of Incorporation of the Corporation be amended, effective April 15, 2002, by changing the Article 1 thereof so that, as amended, said Article l shall be and read as follows:

  "Name. The name of the Corporation is Cascades Boxboard U.S. Holdings, Inc."

        Second:    That thereafter, pursuant to resolution of its Board of Directors and pursuant to the unanimous written consent of the stockholders of the Corporation in accordance with Section 228(a) of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

        Third:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        Fourth:    That the Certificate of Incorporation of the Corporation is hereby amended, effective April 15, 2002, by deleting Article 1 in its entirety and inserting the following in lieu thereof;

  "Name. The name of the Corporation is Cascades Boxboard U.S. Holdings, Inc."

        IN WITNESS WHEREOF, we the undersigned President and Secretary of the Corporation, swear under penalties of perjury that the foregoing is a corporate act, this 4th day of April, 2002.

ATTEST

MIRANDA MELFI, SECRETARY	JACQUES MALLETTE, PRESIDENT

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  Exhibit 3.87
CERTIFICATE OF INCORPORATION OF CASCADES USA, INC.
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF CASCADES USA, INC.
STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF PAPERBOARD U.S. HOLDINGS, INC. REGARDING CORPORATE NAME CHANGE